                                                                       EXHIBIT 4
                                                                       ---------

             ENGLISH LANGUAGE LEARNING & INSTRUCTION SYSTEM, INC.



                         REGISTRATION RIGHTS AGREEMENT



                        Dated as of September 20, 2001

                               TABLE OF CONTENTS

                                                    Page
 1.  Definitions...............................      1
 --  -----------

 2.  Required Registration.....................      2
 --  ---------------------

 3.  Demand Registration.......................      3
 --  -------------------

 4.  Company Registration......................      4
 --  --------------------

 5.  Registration on Form S-2 or S-3...........      4
 --  -------------------------------

 6.  Registration Procedures...................      4
 --  -----------------------

 7.  Registration Expenses.....................      5
 --  ---------------------

 8.  Indemnification...........................      6
 --  ---------------

 9.  Rule 144 Reporting........................      7
 --  ------------------

10.  Successors and Assigns....................      8
---  ----------------------

11.  Other Registration Rights.................      8
---  -------------------------

12.  Miscellaneous.............................      8
---  -------------

13.  Definitions...............................     10
---  -----------

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of the 20/th/ day of September, 2001 by and among English Language Learning and Instruction System, Inc., a Delaware corporation (the "Company"), Camden Partners Strategic Fund II-A, L.P., a Delaware limited partnership, and Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership (the "Camden Purchasers").

                                   RECITALS
                                   --------

          A. The Camden Purchasers wish to acquire in the aggregate (i) 500,000 shares of the Common Stock, par value $.00001 per share (the "Common Stock"), and (ii) 1,000,000 shares of the Series A Preferred Stock, par value $.00001 per share (the "Series A Preferred Stock" and, together with the Common Stock, the "Company Stock"), of the Company.

          B. The Company and the Camden Purchasers have entered into that certain Common Stock and Series A Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement").

          C. The Company wishes to grant the Camden Purchasers the registration rights as set forth in this Agreement.

          D. The Purchase Agreement provides that, as a condition precedent to the obligations of the Investors under the Purchase Agreement, the Camden Purchasers and the Company will have entered into this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

          The Company and the Camden Purchasers hereby agree as follows:

     1.  Definitions.
         -----------

          Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Holder" or "Holders" means each Camden Purchaser and any transferee of Registrable Securities who, pursuant to Section 10 below, is entitled to
                                           ----------
registration rights hereunder.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Registrable Securities" means the shares of Common Stock and any shares of common stock of the Company issued or issuable (i) upon conversion of or with respect to the Series A Preferred Stock and (ii) as a dividend on the Company Stock, and any shares of the Company's capital stock issued with respect to (i) or (ii) as a result of any stock split, stock dividend, recapitalization, exchange, merger, consolidation, reorganization, combination, reclassification or similar event or otherwise, provided, that any shares of the Company's securities acquired after the date hereof by a Camden Purchaser shall also be considered "Registrable Securities" for purposes of this Agreement.

          "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the automatic effectiveness, or the declaration or ordering of effectiveness, of such registration statement or document.

          "Restricted Securities" means the securities of the Company required to bear the legend set forth in Section 11 hereof (or any similar legend).
                                ----------

          "Securities Act" means the Securities Act of 1933, as amended.

     2. Required Registration.
        ---------------------

          (a)  Shelf Registration.  Promptly following the Closing, the Company
               ------------------
shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (or if Form S-3 is unavailable to the Company, such other form as is available) for an offering to be made on a continuous basis pursuant to a "shelf" registration statement under Rule 415 promulgated under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities
Act) (the "Initial Registration Statement") which shall register for resale all shares of Registrable Securities. The Initial Registration Statement shall state, to the extent permitted by Rule 416 promulgated under the Securities Act that it covers such indeterminate number of shares of common stock of the Company as may be required to effect the registration of the Common Stock and the common stock issuable upon conversion of the Series A Preferred Stock and common stock issuable to prevent dilution resulting from stock splits, stock dividends or similar events, or by reason of changes in the conversion price in accordance with the terms of the Company's certificate of incorporation, as amended from time to time. The Company shall use its best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 180 days after the date of the Closing ("Registration Deadline"), and to keep such Initial Registration Statement continuously effective under the Securities Act, until the date when all Registrable Securities covered by such Initial Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144, without regard to whether the holder of the Registrable Securities is an affiliate of the Company (the "Effectiveness Period"). If (i) the Initial Registration Statement is not declared effective by the Registration Deadline, or (ii) the Company fails to register for resale all of the Registrable Securities in the Initial Registration Statement, or (iii) at any time during the Effectiveness Period sales of Registrable Securities cannot be made by a Camden Purchaser for any reason within the control of the Company (including, without limitation failing to maintain the effectiveness of the registration statement), then the Company shall, from such time and for so long as the triggering event described in item (i), (ii), or (iii) continues to exist, pay an annual dividend on the Company Stock in an amount equal to 10% of the (i) $3.00 per share of Series A Preferred Stock then held by each Camden Purchaser, and (ii) $2.00 per share of Common Stock then held by each Camden Purchaser, payable in cash in immediately available funds to an account or accounts as designated by each Camden Purchaser is writing. This remedy shall be in addition to any other remedy available to a Holder at law or in equity.

     3.  Demand Registration.
         -------------------

               (a) Upon the earlier to occur of (i) sixty (60) days from the Closing if the Company has failed to file the Initial Registration Statement, and (ii) one (1) year from the Closing, the provisions of this Section 3 shall
                                                               ---------
apply. If the Company shall receive at any time a written request from one or more Holders of at least twenty-five percent (25%) the Registrable Securities issued to the Camden Purchasers on the Closing Date that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3, then the Company shall,
                                        ---------
within twenty (20) days after the receipt of such written request, give written notice of such request (the "Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders (including the Initiating Holders (as defined below)) request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt by such Holder of the Request Notice, subject only to the limitations of this Section 3; provided that the Registrable Securities
                    ---------
requested by all Holders to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than Two Million Dollars ($2,000,000).

               (b)   Underwriting. If the Holders initiating the registration
                     ------------
request under this Section 3 (the "Initiating Holders") intend to distribute the
                   ---------
Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the Request
        ---------
Notice. In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Camden Purchasers and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3, if the underwriter(s) advise(s) the Company in
                  ---------
writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and each stockholder who is not a Holder are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. If, in connection with such offering, the Holders are unable to include in such registration the full number of Registrable Securities for which registration has been requested as a result of any limitation on the registration of shares placed by the managing underwriter, then such registration shall not count as a demand registration for purposes of Section
                                                                      -------
3(c).
----

          (c)   Maximum Number of Demand Registrations. The Company is obligated
                --------------------------------------
to effect only two (2) such registrations pursuant to this Section 3.
                                                           ---------

     4.  Company Registration. If the Company proposes to register any of its
         --------------------
capital stock under the Securities Act, whether for its own account or for the account of stockholders other than the Holders, the Company shall, each such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after receipt of such notice from the Company, the Company shall, use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the Securities Act and to be included in any underwriting involved therein, which underwriting shall be conducted in accordance with the provisions of Section 3(b).
                                                        ------------

     5.  Registration on Form S-2 or S-3. In addition to the rights set forth
         -------------------------------
above, if the Holder(s) request in writing that the Company file a registration statement on Form S-2 or S-3 (or any successors thereto) ("Follow-On Registrations") for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is entitled to use Form S-2 or S-3 to register securities for such an offering, the Company shall use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act). The Company will promptly give written notice of the request for the proposed registration to all other Holders of Registrable Securities and include all Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. The written request of a Holder may specify that all or part of such Holder's Registrable Securities will be included in such registration. If the Follow-On Registration is for an underwritten offering, the provisions of Section 3(b) shall apply to such registration. Notwithstanding the foregoing, the Company shall not be required to effect more than one Follow-on Registration in any 6-month period.

     6.  Registration Procedures. In the case of each registration,
         -----------------------
qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for (i) until the distribution described in the registration statement has been completed; and (ii) in the case of any registration of Registrable Securities under Section 2(a) during the Effectiveness Period;

          (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

          (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or to applicable anti-fraud provisions;

          (d) use its best efforts to register and qualify the securities covered by such registration statement under such other applicable securities or blue sky laws, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (g) enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Registrable Securities; and

          (h) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

     7.  Registration Expenses.      All Registration Expenses (exclusive of
         ---------------------
underwriting discounts and commissions) incurred in connection with any registration, qualification or compliance pursuant to this agreement shall be borne by the Company, including the reasonable expenses of one special counsel for the Holders, provided, that the Company shall not be responsible for any
                 --------
fees for such special counsel in excess of $100,000. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2, 3, 4, and 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

     8.   Indemnification.
          ---------------

               (a) The Company will indemnify each Holder, each of its officers, directors, members, stockholders, and partners, legal counsel, accountants and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, members, stockholders and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder and provided that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Holder from Registrable Securities sold in such offering.

          (c)  Each party entitled to indemnification under this Section 8 (the
                                                                 ---------
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice.

          No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     9. Rule 144 Reporting. With a view to making available the benefits of
        ------------------
certain rules and regulations of the SEC which may at any time permit the sale of shares of Registrable Securities to the public without registration, the Company agrees to:


          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          So long as any of the Holders own any Company Stock or other securities issued pursuant to an exemption under Section 5 of the Securities Act the Company shall furnish to Holders of Registrable Securities forthwith upon written request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

     10.  Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The registration rights contained in this Agreement may be assigned at any time, and from time to time, by a
Holder: (a) if the Holder is a partnership, to any constituent partner or retired or former partner of a Holder, (b) to any affiliate (as that term is defined in Rule 405 promulgated by the SEC under the Securities Act) of a Holder, (c) to any officer, director, principal shareholder or member thereof, where such Holder is a corporation or limited liability company, (d) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons where the Holder is a natural person, (e) to any transferee who acquires at least 10% of the shares of Registrable Securities originally acquired by the Camden Purchasers, or (f) as otherwise required by law. A Holder shall deliver notice of any transfer under this Section 10 to the Company.
                           ----------

     11.  Other Registration Rights. The Company will not grant to any third
          -------------------------
party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.

     12.  Miscellaneous.
          -------------

          (a)  Remedies. In the event of a breach by the Company or by a Holder
               --------
of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. All remedies either under this Agreement or by law or otherwise afforded to any Holder shall be cumulative and not alternative.

          (b)  Changes in Common Stock or Preferred Stock. If, and as often as,
               ------------------------------------------
there is any change in the Common Stock or Series A Preferred Stock (or common stock issuable upon conversion thereof) by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalizations, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or Series A Preferred Stock (or common stock issuable upon conversion thereof) as so changed.

          (c)  No Inconsistent Agreements. Neither the Company nor any of its
               --------------------------
subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. This Agreement, together with the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement), contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

          (d)  Amendments and Waivers. Any provision of this Agreement may be
               ----------------------
amended, waived or modified only upon the written consent of (i) the Company and
(ii) the Camden Purchasers. Any amendment or modification effected in accordance with this Section shall be binding upon each Holder of Registrable Securities and the Company. Any Holder may waive any of his or her rights or the Company's obligations hereunder with respect to such Holder without obtaining the consent of any other person only be a writing signed by such Holder. Any amendment, waiver or modification not effected in accordance with this Section shall be void.

          (e)  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery, (ii) at the time of transmission by facsimile addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), until confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile, (iii) delivery by a nationally recognized overnight courier or (iv) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid. Such notice shall be addressed to the party to be notified at the address indicated for such party on the signature page to this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          (f)  Counterparts. This Agreement may be executed by facsimile and in
               ------------
any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

          (g)  Termination of Registration Rights. The registration rights
               ----------------------------------
granted pursuant to this Agreement shall terminate as to any Holder, at such time as such Holder has sold all Registrable Securities held by it.

          (h)  Governing Law. This Agreement and the legal relations between the
               -------------
parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

          (i)  Severability. If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     13.  Definitions. The defined terms below are found on the page indicated.
          -----------

Term                                                                                    Page
----                                                                                    ----
Agreement.....................................................................             1
Camden Purchasers.............................................................             1
Common Stock..................................................................             1
Company.......................................................................             1
Company Stock.................................................................             1
Effectiveness Period..........................................................             2
Exchange Act..................................................................             7
Follow-On Registrations.......................................................             4
Holder........................................................................             1
Holders.......................................................................             1
Indemnified Party.............................................................             7
Indemnifying Party............................................................             7
Initial Registration Statement................................................             2
Initiating Holders............................................................             3
Person........................................................................             2
Purchase Agreement............................................................             1
register......................................................................             2
registered....................................................................             2
Registrable Securities........................................................             2
registration..................................................................             2
Registration Deadline.........................................................             2
Registration Expenses.........................................................             5
Request Notice................................................................             3
Restricted Securities.........................................................             2
SEC...........................................................................             2
Securities Act................................................................             2
Series A Preferred Stock......................................................             1

                           (Signature pages follow.)

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                    ENGLISH LANGUGE LEARNING & INSTRUCTION
                                    SYSTEM, INC.

                                    By:  /s/ Timothy Otto
                                         ---------------------------------------
                                    Name:  Timothy Otto
                                    Title: President and Chief Executive Officer

                                    Address: ELLIS
                                    3520 North University Avenue
                                    Suite 275
                                    Provo, UT 84604
                                    Fax No.: (801) 374-3495
                                    Attention: Timothy Otto

                                    With a copy to: Otto & Rees, P.C.
                                                    2749 East Parley's Way
                                                    Suite 300
                                                    Salt Lake City, UT 84109
                                                    Fax: (801) 467-5844
                                                    Attn: David M. Rees, Esq.

                                      PURCHASERS:

                                      CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

                                      By:  Camden Partners Strategic II, LLC,
                                           its General Partner

                                      By:  /s/ David L. Warnock
                                           -----------------------------------
                                           Name: David L. Warnock
                                           Title: Managing Member

                                      Address: Camden Partners
                                      One South Street, Suite 2150
                                      Baltimore, MD 21201
                                      Fax No.: (410) 895-3805
                                      Attention: David L. Warnock

                                      With a copy to:

                                      Wilmer, Cutler & Pickering
                                      100 Light Street
                                      Baltimore, Maryland 21202
                                      Attn: Jay Watkins
                                      Fax: (410) 986-2828

                                      CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

                                      By:  Camden Partners Strategic II, LLC,
                                           its General Partner

                                      By:  /s/ David L. Warnock
                                           -----------------------------------
                                           Name: David L. Warnock
                                           Title: Managing Member

                                      Address: Camden Partners
                                      One South Street, Suite 2150
                                      Baltimore, MD 21201
                                      Fax No.: (410) 895-3805
                                      Attention: David L. Warnock

                                      With a copy to:
                                      Wilmer, Cutler & Pickering
                                      100 Light Street
                                      Baltimore, Maryland 21202
                                      Attn: Jay Watkins
                                      Fax: (410) 986-2828

                                                                      SCHEDULE A
                                                                      ----------

The chart below sets forth the entities and groups that have piggyback registration rights to register their shares or shares underlying warrants to purchase shares of the Company's common stock, the number of such shares and the percentage of shares this represents of the Company's currently outstanding shares. All registration rights are piggyback in nature. Only the Carriage House Capital, LLC shares and warrants are subject to penalty provisions, which are described in footnote (1) below.


                                                  Percentage of Total
Name                        Number of Shares      Outstanding
----                        ----------------      -----------

Carriage House                    1,531,428             10.7%
Capital, LLC (1)

Purchasers in $1.00
Offering closing on
January 31, 2001                    503,775              3.5%

Online Research
Partners, LLP                        83,750              0.6%

NetCap Ventures, Inc.(2)      up to 250,000              1.8%

(1) Pursuant to an agreement with Carriage House Capital, LLC, the Company is required to register all of their shares on an appropriate registration statement on or before August 31, 2001, and such registration statement must be declared effective on or before November 15, 2001. In the event that either of these events were not to occur, Carriage House would be entitled to receive 30,629 additional shares of the Company's common stock every 30 days as penalty shares. However, total penalty shares may not exceed 500,000 shares.

(2) The Company has granted full piggyback registration rights with respect to the shares underlying the cashless warrants to purchase shares of common stock equal to ten per cent of the number of shares issued by the Company to investors (including Camden Partners and affiliates) between September and December 31, 2001. However, only 25% of such shares will not be subject to a lock-up agreement, the remaining 75% will be subject to a lock-up agreement, released in three equal installments three, six and nine months from the effective date of an applicable registration statement.